Exhibit 5.1

Akerman LLP Las Olas Centre II, Suite 1600 350 East Las Olas Boulevard Fort Lauderdale, FL 33301-2999 T: 954 463 2700 F: 954 463 2224

March 2, 2018

RumbleOn, Inc.
4521 Sharon Road
Suite 370
Charlotte, North Carolina 28211

Re:
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to RumbleOn, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (such registration statement, as amended, is herein referred to as the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Act"), (i) the resale of up to an aggregate of 8,993,541 shares (the “Selling Shareholders’ Shares”) of Class B Common Stock, par value $0.001 per share, of the Company (the "Class B Common Stock") and (ii) the issuance of up to 218,250 shares (the “Warrant Shares”) of Class B Common Stock issuable upon exercise of the warrants previously issued to Roth Capital Partners, LLC and Maxim Group LLC or their affiliates (the “Representatives Warrants”), as representatives of the several underwriters in connection with the Company’s 2017 Public Offering. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, (ii) the Articles of Incorporation of the Company, as amended, as currently in effect; (iii) the By-Laws of the Company, as amended, as currently in effect; (iv) the Representatives’ Warrants, and (v) certain resolutions of the Board of Directors of the Company relating to (A) the issuance and sale of the Class B Common Stock, (B) the issuance of the Representatives' Warrants, (C) the specimen Class B Common Stock certificate, (D) the form of the Representatives' Warrants, and (E) other related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

akerman.com

RumbleOn, Inc.
March 2, 2018

Based upon the foregoing and subject to the limitations set forth below, we are of the opinion that (i) the Selling Stockholders’ Shares are duly and validly issued, fully paid and non-assessable and (ii) the Warrant Shares, when issued and paid for in accordance with the terms of the Representatives' Warrants will be duly and validly issued, fully paid and non-assessable.

We are attorneys licensed in Florida, and as such, the opinion herein assumes the laws of the state of Nevada are identical to those of Florida and we express no opinion as to the laws of any other jurisdiction, other than the federal securities laws of the United States of America.

We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that affect any matters or opinions set forth herein.

We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ AKERMAN LLP